UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 12, 2018, SunPower Corporation, a Delaware corporation (the “Company”), and Enphase Energy, Inc., a Delaware corporation (“Enphase”), issued a joint press release announcing, that they had entered into an Asset Purchase Agreement (the "Purchase Agreement") on June 12, 2018, pursuant to which the Company will sell and Enphase will purchase assets primarily relating to the Company’s microinverter business (the “Business”). A copy of the press release is attached hereto as Exhibit 99.1.

Subject to the terms and conditions of the Purchase Agreement, Enphase will acquire intellectual property, technology and other assets primarily relating to the Business, and will assume certain contracts and other liabilities of the Business, for the following consideration: (i) $15,000,000 payable in cash at the closing under the Purchase Agreement (the “Closing”); (ii) 7,500,000 shares of Enphase common stock issuable to the Company at the Closing (the “Closing Shares”); and (iii) an additional cash payment of $10,000,000 payable to the Company on the earlier of the four month anniversary of the Closing and December 28, 2018.

The Closing is subject to the satisfaction of certain closing conditions, including (i) compatibility of the parties’ products and systems; (ii) the absence of any judgment, order, degree, stipulation, injunction, action, suit or other legal or regulatory proceeding that would prevent the consummation of the transactions under the Purchase Agreement; (iii) the absence of any material adverse effect on the Business or Enphase; and (iv) the receipt of required third-party consents under acquired contracts and assets.

The Purchase Agreement also contains customary covenants, including covenants regarding the pre-Closing operation of the Business, access to information, cooperation, and no-shop and exclusivity provisions.

In addition, as conditions to the Closing, Enphase and SunPower will enter into (i) a Master Supply Agreement under which SunPower will exclusively procure module level power electronics and related equipment for use in the U.S. residential market from Enphase for a period of five years and (ii) a Stockholders Agreement to establish certain SunPower rights and obligations related to the Closing Shares, including SunPower's right to appoint one person to the Enphase board of directors, a six-month lock up period, certain additional transfer restrictions on the Closing Shares, registration rights, and voting, standstill and other undertakings by SunPower.

Either party may terminate the Purchase Agreement if the Closing has not occurred by December 1, 2018 or such later date as agreed to by the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to Enphase’s Current Report on Form 8-K, dated June 12, 2018 and is incorporated into this report by reference in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: (a) statements regarding the expected timing and likelihood of achievement of certain closing conditions and the consummation of the transactions described in the Purchase Agreement and the Master Supply Agreement and (b) expected transaction proceeds and value. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) the timing, receipt, and terms and conditions of any governmental approvals required for the closing of the Purchase Agreement that could cause the parties to abandon the transaction; (2) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Purchase Agreement; and (3) the risk that the parties may not be able to satisfy the conditions to the closing of the Purchase Agreement in a timely manner or at all. A detailed discussion of certain of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 12, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 12, 2018	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer